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                                                                    Exhibit 21.1

                      SUBSIDIARIES OF GATEWAY 2000, INC.


                         NAME                                    JURISDICTION
                         ----                                    ------------

Advanced Logic Research (Deutschland) Gmbh                          Germany
Advanced Logic Research International, Inc.                      Virgin Islands
Advanced Logic Research International, Pte                         Singapore
Advanced Logic Research, Inc.                                      Delaware
Advanced Logic Research, Inc. (U.K.) Limited                    United Kingdom
Cowabunga Enterprises, Inc.                                        Delaware
Gateway 2000 (M) Sdn. Bhd.                                         Malaysia
Gateway 2000 Asia Pte. Ltd.                                       Singapore
Gateway 2000 Asia, Inc.                                            Delaware
Gateway 2000 Computers GmbH                                        Germany
Gateway 2000 Computers Limited (UK)                             United Kingdom
Gateway 2000 Cyprus Limited                                        Greece
Gateway 2000 Europe                                                Ireland
Gateway 2000 France SARL                                           France
Gateway 2000 Hong Kong Limited                                    Hong Kong
Gateway 2000 International Limited (Netherlands Resident)          Ireland
Gateway 2000 Ireland Limited                                       Ireland
Gateway 2000 Marketing Services, Inc.                              Delaware
Gateway 2000 Netherlands BV                                     The Netherlands
Gateway 2000 New Zealand Limited                                  New Zealand
Gateway 2000 Pty (Australia)                                       Australia
Gateway 2000 Sweden AB                                              Sweden
Gateway 2000 Wholesale Pty. Ltd.                                   Australia
Gateway Companies, Inc.                                            Delaware
Nihon Gateway Nisen Kabushiki Kaisha (Gateway Japan)                Japan
Over the Moon Productions, Inc.                                     Texas

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